Exhibit 10.7

NEITHER THIS CONVERTIBLE NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE AS INTEREST OR UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY PROVIDING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

BRB FOODS, LTD.

CONVERTIBLE NOTE

$[__]	August __, 2023

FOR VALUE RECEIVED, BRB Foods, Ltd., a Delaware corporation with principal place of business at 8 The Green, Suite 3, Dover, Delaware 19901, (hereinafter called “Borrower” or the “Company”), hereby promises to pay to [__] (“Holder”), the sum of [__] (US$[__]), with interest accruing at the annual rate of twelve and one-half (12.5%) percent. Interest hereunder shall be payable at maturity kind, with payment in shares of the Company common stock valued at the Conversion Price (as hereinafter defined; the “PIK Shares”), or if there is no Financing Event (as hereinafter defined) such Interest shall be paid in cash. The Company and Holder collectively shall be designated for purposes of this Note as the Parties.

The principal and accrued interest pursuant to this Note shall automatically convert to shares of the Company’s common stock (the “Conversion Shares” and the PIK Shares, respectively) pursuant to the terms of the Automatic Conversion mechanism set forth in Section 1.3 below. All the Conversion Shares and PIK Shares issuable hereunder will upon issuance be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. The Borrower shall at all times have authorized and reserved for issuance a sufficient number of shares of its common stock to provide for the payment of interest and the conversion of this Note. Delivery of the principal by the Lender to the Holder shall be evidenced by Lender’s payment of $[__] to Robinson & Cole LLP for legal fees owed to Robinson & Cole LLP by the Company pursuant to the wire instructions set forth on Exhibit A.

The following terms shall apply to this Note:

ARTICLE I
PAYMENT RELATED PROVISIONS

1.1 Interest Payments. Borrower shall pay interest on the outstanding principal amount of this Note in PIK Shares (or if there is no Financing Event (as hereinafter defined), such Interest shall be paid in cash) on the Maturity Date. The principal amount of this Note plus any accrued and unpaid interest shall be collectively referred to herein as the “Debt.”

1.2 Repayment. This Note, including accrued interest, shall be repaid to the Holder on or before the Maturity Date as provided herein unless the Automatic Conversion provisions contained herein are satisfied in section 1.3.

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1.3 Automatic Conversion. In the event the Company undergoes a Financing Event (as hereinafter defined) on or before the Maturity Date, then the outstanding principal balance of the Note and all accrued and unpaid interest (the “Conversion Amount”) shall be automatically converted into Conversion Shares (i.e., common stock of the Company) at the Conversion Price (as hereinafter defined) immediately prior to the Company’s receipt of an effective order from the SEC declaring the registration statement of the Company’s initial public offering effective (said initial public offering the “Financing Event”). In no event shall the Company issue fractional shares; all fractional shares shall be rounded up to the next whole share. The “Conversion Price” of securities for the Borrower shall mean a price equal to 65% of the per share price of the securities sold in the Financing Event.

1.4 Reserved.

1.5 Maturity Date: Unless earlier converted as set forth above, the outstanding principal and all accrued interest under the Notes will become due and payable on the earliest to occur of: (i) that date which is nine (9) months from the date of this Note; or (ii) an Event of Default occurs.

ARTICLE II
EVENTS OF DEFAULT

The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder hereof, make all sums or principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Breach of Covenant. The Borrower breaches any covenant or other term, or condition of this Note and such breach continues in excess of a period of thirty (30) business days after written notice to the Borrower from a Holder.

2.2 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

2.3 Receiver or Trustee. The Borrower shall make an assignment for the benefit of Holders or apply for, or consent to, the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of Borrowers shall be instituted by or against the Borrower.

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ARTICLE III
REPRESENTATIONS BY HOLDER

Holder represents and warrants to Borrower as follows:

3.1 Holder has received and examined all public information, of or concerning Borrower which Holder considers necessary to making an informed decision regarding this Note. In addition, Holder has had the opportunity to ask questions of, and receive answers from, the officers and agents of Borrower concerning Borrower and to obtain such information, to the extent such persons possessed the same or could acquire it without unreasonable effort or expense, as Holder deemed necessary to verify the accuracy of the information referred to herein.

3.2 Holder acknowledges and understands that (i) the proceeds of this Note will not be sufficient to provide Borrower with the necessary funds to achieve its current business plan; (ii) the Borrower does not have sufficient cash available to repay this Note; (iii) this Note will not be guaranteed, (iv) Holder bears the economic risk of never being repaid on this Note; and (v) the Borrower may use the proceeds of this Note to satisfy past payables and working capital obligations. Holder has such knowledge and experience in financial and business matters that the Holder can evaluate the merits and risks of the Holder’s investment in this Note.

3.3 Holder hereby certifies that Holder is an “Accredited Investor” (as that term is defined by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) because at least one of the following statements is applicable to Holder:

(a) Holder is an Accredited Investor because the Holder had individual income of more than $200,000 in each of the two prior calendar years and reasonably expects to have individual income in excess of $200,000 during the current calendar year.

(b) Holder is an Accredited Investor because the Holder and his or her spouse together had income of more than $300,000 in each of the two prior calendar years and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

(c) Holder is an Accredited Investor because the Holder has an individual net worth, or the Holder and his or her spouse have a joint net worth of more than $1,000,000. For purposes of this Section 3.3(c), “net worth” means the excess of the Investor’s total assets at fair market value, not including the value of the Investor’s primary residence, over Investor’s total liabilities, not including the amount of indebtedness on the Investor’s primary residence that does not exceed the value of the Investor’s primary residence.

(d) Holder which is an entity is an Accredited Investor because the Holder has total assets in excess of $5,000,000.

3.4 Holder is acquiring this Note for his/her/its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

3.5 Holder acknowledges that this Note and the securities issued upon conversion thereof (a) have not been registered under applicable securities laws, (b) will be a “restricted security: as defined in applicable securities laws, (c) has been issued in reliance on the statutory exemptions from registration contemplated by applicable securities laws based (in part) on the accuracy of Holder’s representations contained herein, and (d) will not be transferable without registration under applicable securities laws, unless an exemption from such registration requirements is available.

3.6 Holder has had this Note and any other documents executed in connection herewith reviewed by their own counsel.

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ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served and shall be deemed to be delivered upon receipt or if sent by United States mail, three (3) business days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by fax transmission (with the original sent by certified or registered mail or by overnight courier) and shall be deemed to have been delivered on the day telecopied, or by electronic mail or services such as DocuSign with acknowledged receipt by the Parties. For the purposes hereof, the addresses and fax numbers of Holder and the Borrower are as set forth in the first paragraph on Page 1 of this Note.

4.3 Definition of Note. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note may not be assigned by the Borrower without the written consent of the Holder. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

4.6 Governing Law; Dispute Resolution; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The Parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for the United States District Court for the Southern District of New York or any New York State court sitting in New York County, New York with respect to any dispute arising out of or relating to the securities, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to the securities or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

4.7 No Amendment. This Note shall not be amended without the prior written consent of the Holder.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name on the __ day of August, 2023.

BRB Foods, Ltd.

By:
Title:

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EXHIBIT A

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